70 Maxess Road ☐Melville, NY 11747
631-396-5000  ☐Fax: 631-396-5060

Company Contact:	Kurt Freudenberg
Nu Horizons Electronics Corp.
631-396-5000

FOR IMMEDIATE RELEASE

NU HORIZONS REPORTS
SECOND QUARTER FISCAL YEAR 2007 RESULTS

Net Sales for the Quarter Up 50% Over Prior Year

Net Income and EPS for the Quarter Up 337% and 280% Over Prior Year

MELVILLE, NY, October 5, 2006--- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components today reported financial and operating results for the second quarter and six months ended August 31, 2006.

Net sales for the quarter ended August 31, 2006 increased to $193.5 million as compared to $128.3 million for the comparable period last year, an increase of 50%. Net income for the quarter was $3.5 million or $0.19 per diluted share, as compared to a net income of $.8 million or $0.05 per diluted share for the second quarter of the prior year.

For the six months ended August 31, 2006, net sales increased to $381.3 million from $249.7 million in the comparable period last year, an increase of 52%. Net income for the first half of fiscal 2006 was $6.7 million or $0.36 per diluted share, compared to net income of $1.3 million or $0.07 per diluted share in the same period last year.

Arthur Nadata, Chairman of the Board and Chief Executive Officer stated, “We are pleased to have twelve consecutive quarters of sales growth when compared to the same quarter in the prior year. For the quarter, our continued increase in sales, coupled with a reduction in operating expenses as a percentage of sales to 11.8% from 14.6% in the prior year resulted in another quarter of improved operating results.”

“This quarter’s performance continues to validate our strategy of positioning the Company to benefit from the ongoing consolidation of the industry. We have opportunistically invested in our sales personnel while at the same time continued to focus our long-term sales efforts on demand creation. The growth of our fulfillment business has played a key role in maintaining top-line growth while our investments in demand creation were given time to take effect. Those investments are just now beginning to show results and we expect to see the financial contribution from those efforts continue in future quarters.

NUHC Reports Second Quarter Fiscal 2007 Results

Finally, we recognized the importance of the global markets going forward and have opened sales offices throughout the Asia Pacific region to be in a position to benefit from that trend. Our recent acquisition of DT Electronics in the UK will further our commitment to global expansion and adding shareholder value.”

A conference call to further discuss earnings will be held today at 4:15 pm ET. The call can be accessed by dialing 1-800-946-0783, (international, dial 1-719-457-2658). A rebroadcast of the call will be available beginning at 7:00 pm ET at (888)-203-1112 (international, dial 1- 719-457-0820) Please refer to confirmation code 1504694. A webcast of the call will also be available, online (both live and after the call), at www.nuhorizons.com.

About Nu Horizons Electronics Corp.

Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in 49 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com. The Company does not undertake any obligation to update its forward-looking statements.

Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company’s products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company’s expansion efforts and the financial strength of the Company’s customers and suppliers. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.

(Tables Follow)

NUHC Reports Second Quarter Fiscal 2007 Results

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	August 31, 2006	August 31, 2005	August 31, 2006	August 31, 2005

NET SALES	$193,522,000	$128,265,000	$381,281,000	$249,685,000

COSTS AND EXPENSES:
Cost of sales	164,418,000	107,564,000	323,888,000	209,571,000
Operating expenses	22,870,000	18,600,000	44,997,000	36,554,000
	187,288,000	126,164,000	368,885,000	246,125,000

OPERATING INCOME	6,234,000	2,101,000	12,396,000	3,560,000

OTHER (INCOME) EXPENSE
Interest (income)	(450,000)	(113,000)	(516,000)	(174,000)
Interest expense	931,000	731,000	1,893,000	1,392,000
	481,000	618,000	1,377,000	1,218,000
INCOME BEFORE PROVISION FOR
INCOME TAXES AND MINORITY
INTERESTS	5,753,000	1,483,000	11,019,000	2,342,000

Provision for income taxes	2,228,000	503,000	4,184,000	833,000

INCOME BEFORE MINORITY
INTERESTS	3,525,000	980,000	6,835,000	1,509,000

Minority interest in earnings of subsidiaries	40,000	160,000	175,000	214,000

NET INCOME	$3,485,000	$820,000	$6,660,000	$1,295,000

NET INCOME PER COMMON SHARE:

Basic	$.20	$.05	$.38	$.08

Diluted	$.19	$.05	$.36	$.07

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING:
Basic	17,697,958	16,907,397	17,638,535	16,907,397
Diluted	18,655,852	17,367,115	18,462,094	17,429,854

NUHC Reports Second Quarter Fiscal 2007 Results

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS

	August 31,	February 28,
	2006	2006
	(unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$9,995,000	$10,873,000
Accounts receivable - net of allowance for doubtful accounts of $4,798,000 and
$4,702,000 as of August 31, 2006 and February 28, 2006, respectively	118,871,000	98,418,000
Inventories	129,763,000	125,178,000
Prepaid expenses and other current assets	2,251,000	1,746,000

TOTAL CURRENT ASSETS	260,880,000	236,215,000

PROPERTY, PLANT AND EQUIPMENT - NET	3,640,000	3,614,000

OTHER ASSETS:
Cost in excess of net assets acquired	4,879,000	-
Subordinated note receivable	-	2,000,000
Other assets	1,686,000	1,645,000

TOTAL ASSETS	$271,085,000	$243,474,000

- LIABILITIES AND SHAREHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable	$40,064,000	$48,352,000
Accrued expenses	8,642,000	4,515,000
Bank credit line	3,099,000	-
Income taxes payable	4,064,000	1,525,000

TOTAL CURRENT LIABILITIES	55,869,000	54,392,000

LONG TERM LIABILITIES
Revolving credit line	66,900,000	50,600,000
Deferred income taxes	2,111,000	1,339,000
TOTAL LONG TERM LIABILITIES	69,011,000	51,939,000

MINORITY INTEREST IN SUBSIDIARIES	1,661,000	1,487,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued or
outstanding	-	-
Common stock, $.0066 par value, 50,000,000 shares authorized; 17,849,605 and
17,431,482 shares issued and outstanding as of August 31, 2006 and February 28,
2006, respectively	119,000	115,000
Additional paid-in capital	49,154,000	46,924,000
Retained earnings	95,268,000	88,608,000
Other accumulated comprehensive income	3,000	9,000

TOTAL SHAREHOLDERS’ EQUITY	144,544,000	135,656,000

	$271,085,000	$243,474,000

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